Exhibit 17(a)

FORM OF PROXY CARD

AYCO SERIES TRUST

AYCO GROWTH FUND

(the “Fund”)

     THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES OF AYCO SERIES TRUST (THE “TRUST”) FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 25, 2003 AT 10:00 A.M. AT THE OFFICES OF THE AYCO COMPANY, L.P., AT EXECUTIVE WOODS, SUITE 120, 855 ROUTE 146, CLIFTON PARK, N.Y. 12065

     The undersigned hereby appoints      , and each of them, with full power of substitution, as proxies of the undersigned to vote at the above-stated Special Meeting, and all adjournments thereof, all shares of beneficial interest held of record by the undersigned on the record date for the Meeting, upon the following matters, and upon any other matter which may properly come before the Meeting, at their discretion.

     THE TRUSTEES OF THE AYCO SERIES TRUST RECOMMEND A VOTE FOR EACH OF THE PROPOSALS.

(1)	To approve or disapprove an Agreement and Plan of Reorganization (“Reorganization Agreement”) providing for (a) the transfer of all of the assets of the Fund to the Goldman Sachs Capital Growth Fund (“GS Fund”), a series of Goldman Sachs Variable Insurance Trust (“GS Trust”), in exchange for shares of the GS Fund having an aggregate value equal to the net assets of the Fund and the assumption by the GS Fund of all of the liabilities of the Fund and (b) the subsequent liquidation of the Fund;

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

(2)	To approve or disapprove a proposed new Investment Management Agreement between The Ayco Company L.P., the Fund’s current investment manager, and the Trust, with respect to the Fund; and

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

(3)	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

     Every properly signed proxy will be voted in the manner specified hereon and, in the absence of specification, will be treated as GRANTING authority to vote FOR the above-listed proposals.

PLEASE SIGN, DATE AND RETURN PROMPTLY. Receipt of Notice of Special Meeting and Proxy Statement/Prospectus is hereby acknowledged.

Sign here exactly as name(s) appear(s) on left

Date:
IMPORTANT - Joint owners must EACH sign. When signing as attorney, trustee, executor, administrator, guardian, or corporate officer, please give your FULL title.

*** Control Number ___________ ***

FORM OF VOTING INSTRUCTION CARD

AYCO SERIES TRUST

AYCO GROWTH FUND

INSTRUCTIONS OF VARIABLE CONTRACT PARTICIPANTS FOR VOTING
SHARES OF AYCO SERIES TRUST

NAME OF INSURANCE COMPANY

     The undersigned, being a Participant under a variable annuity contract or variable life insurance policy issued by the above-referenced Insurance Company (the “Insurance Company”), hereby instructs the Insurance Company to cause the shares of the Ayco Growth Fund (the “Fund”) allocable to Participant’s contract or policy to be voted in the manner specified on the reverse side with respect to the matter described in the accompanying proxy statement/prospectus.

THE INSURANCE COMPANY WILL FOLLOW VOTING INSTRUCTIONS ONLY IF THEY ARE RECEIVED AT LEAST ONE DAY PRIOR TO THE DATE OF THE MEETING. IF NO INSTRUCTIONS ARE SPECIFIED, THE INSURANCE COMPANY WILL VOTE THE SHARES IN FAVOR OF THE AGREEMENT AND PLAN OF REORGANIZATION.

DATE

PLEASE MARK, SIGN, DATE AND RETURN THE VOTING INSTRUCTIONS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s) of joint participant

Please date and sign the name or names as printed hereon. Where there are Joint Participants, all Joint Participants should sign. Corporate Instructions should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.

BY SIGNING AND DATING THIS CARD, YOU INSTRUCT THE INSURANCE COMPANY TO VOTE EACH PROPOSAL AS MARKED, OR, IF NOT MARKED, TO VOTE “FOR” EACH PROPOSAL AND TO USE THEIR DISCRETION TO VOTE ON ANY OTHER

MATTER THAT MAY COME BEFORE THE SPECIAL MEETING. IF YOU DO NOT INTEND PERSONALLY TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE AND MAIL THIS CARD AT ONCE IN THE ENCLOSED ENVELOPE.

THE TRUSTEES OF THE AYCO SERIES TRUST RECOMMEND A VOTE FOR EACH OF THE PROPOSALS.

(1)	To approve or disapprove an Agreement and Plan of Reorganization (“Reorganization Agreement”) providing for (a) the transfer of all of the assets of the Fund to the Goldman Sachs Capital Growth Fund (“GS Fund”), a series of Goldman Sachs Variable Insurance Trust (“GS Trust”), in exchange for shares of the GS Fund having an aggregate value equal to the net assets of the Fund and the assumption by the GS Fund of all of the liabilities of the Fund and (b) the subsequent liquidation of the Fund;

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

(2)	To approve or disapprove a proposed new Investment Management Agreement between The Ayco Company L.P., the Fund’s current investment manager, and the Trust, with respect to the Fund; and

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

(3)	To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.